ARMADA WATER ASSETS, INC.

2014 STOCK OPTION AND PERFORMANCE AWARD PLAN

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ARMADA WATER ASSETS, INC.

2014 Stock Option and Performance Award Plan

INTRODUCTION

Armada Water Assets, Inc., a Nevada corporation (hereinafter referred to as the “Corporation”), hereby establishes an incentive compensation plan to be known as the “Armada Water Assets, Inc. 2014 Stock Option and Performance Award Plan” (hereinafter referred to as the “Plan”), as set forth in this document. The Plan permits the grant of Cash Incentives, Non-Qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, shares of Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares.

The purpose of the Plan is to promote the success and enhance the value of the Corporation by linking the personal interests of Participants to those of the Corporation’s stockholders by providing Participants with an incentive for outstanding performance. The Plan is further intended to assist the Corporation in its ability to motivate, and retain the services of, Participants upon whose judgment, interest and special effort the successful conduct of its and its subsidiaries’ operations is largely dependent.

The Plan also provides pay systems that support the Corporation’s business strategy and emphasizes pay-for-performance by tying reward opportunities to carefully determined and articulated performance goals at corporate, operating unit, business unit and/or individual levels.

I.                   DEFINITIONS

For purposes of the Plan, the following terms shall be defined as follows unless the context clearly indicates otherwise:

(a)                “Affiliate” shall mean, as it relates to any limitations or requirements with respect to Incentive Stock Options, means any Subsidiary or Parent of the Corporation. Affiliate otherwise means any entity that is part of a controlled group of corporations or limited liability entities or is under common control with the Corporation within the meaning of Code Sections 1563(a), 414(b) or 414(c), except that, in making any such determination, fifty percent (50%) shall be substituted for eighty percent (80%) under such Code Sections and the related regulations.

(b)               “Award Agreement” shall mean the written agreement, executed by an appropriate officer of the Corporation, pursuant to which a Plan Award is granted.

(c)                “Board of Directors” or “Board” shall mean the Board of Directors of the Corporation.

(d)               “Cash Incentives” shall mean a Plan Award granting to the Participant the right to receive a certain amount of cash in the future subject to the attainment of one or more annual or multi-year performance goals and targets, all as described in Article VIII, below.

(e)                “Cause” shall, (i) with respect to an individual who is party to a written agreement with the Corporation or any Affiliate that contains a definition of “cause” or “for cause” or words of similar import for purposes of termination of service thereunder by the Corporation or any Affiliate, mean “cause” or “for cause” as defined in such agreement; and (ii) in all other cases mean (A) any action that may damage the image of the Company’s or an Affiliate’s business or their or its standing in the industry including but not limited to the possession, use or sale of illegal drugs, the abuse of alcohol or prescribed medication, or any other act or omission which the Company or an Affiliate considers to be a violation of any violation of a law, rule or regulation other than minor traffic violations, including without limitation, any violation of the Foreign Corrupt Practices Act; (B) a breach of fiduciary duty; (C) fraud, dishonesty or other acts of misconduct in the rendering of services on behalf of the Corporation or any Affiliate or relating to the Participant’s service; (D) conviction of a felony; (E) failure to follow the Corporation’s or any Affiliate’s work rules or the lawful instructions (written or otherwise) of the Board of Directors of the Corporation or a responsible executive to whom the Participant directly or indirectly reports, provided compliance with such directive was reasonably within the scope of the Participant’s duties and the Participant was given notice that his or her conduct could give rise to termination and such conduct is not, or could not, be cured within ten (10) days thereafter; or (F) any violation of a confidentiality or non-competition agreement or patent assignment agreement or any agreement relating to the Corporation’s or any Affiliate’s protection of intellectual property rights.

(f)                “Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

(g)               “Committee” shall means the Compensation Committee of the Board or such other Committee as the Board may appoint from time to time to administer the Plan, or the Board itself if no Compensation Committee or other appointed Committee exists. If such Compensation Committee or other Committee exists, if and to the extent deemed necessary by the Board, such Committee shall consist of two or more directors, all of whom are (i) “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, (ii) Outside Directors and (iii) independent directors under the rules of the principal stock exchange on which the Corporation's securities are then traded.

(h)               “Common Stock” shall mean the common stock of the Corporation, $0.0001 par value per share, as authorized from time to time. At all times, the Common Stock made available for grants hereunder shall be “Service Recipient Stock” as defined in Treas. Reg. Section 1.409A-1(b)(5)(iii)(A) and the terms of this Plan and of any Award Agreement shall be deemed to be modified to the degree necessary to comply with this requirement.

(i)                 “Consultant” shall mean an individual who is in a Consulting Relationship with the Corporation or any Affiliate.

(j)                 “Consulting Relationship” shall mean the relationship that exists between an individual and the Corporation (or any Affiliate) if (i) such individual or (ii) any entity of which such individual is an executive officer or owns a substantial equity interest has entered into a written consulting contract with the Corporation or any Affiliate

(k)               “Corporation” shall mean Armada Water Assets, Inc., a Nevada corporation.

(l)                 “Disability” shall have the same meaning as the term “permanent and total disability” under Section 22(e)(3) of the Code.

(m)             “Employee” shall mean a common law employee of the Corporation or of any Affiliate.

(n)               “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(o)               “Executive” means an employee of the Corporation or of any Affiliate whose compensation is subject to the deduction limitations set forth under Code Section 162(m).

(p)               “Fair Market Value” shall mean:

(i)                 In the event the Corporation’s Common Stock is publicly traded, the Fair Market Value of such Common Stock on a Trading Day shall mean the last reported sale price for Common Stock or, in case no such reported sale takes place on such Trading Day, the average of the closing bid and asked prices for the Common Stock for such Trading Day, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if the Common Stock is not listed or admitted to trading on any national securities exchange, but is traded in the over-the-counter market, the closing sale price of the Common Stock or, if no sale is publicly reported, the average of the closing bid and asked quotations for the Common Stock, as reported by an over-the-counter reporting system, or if the Common stock is not listed on such over-the-counter reporting system, the closing sale price of the Common Stock or, if no sale is publicly reported, the average of the closing bid and asked prices, as furnished by two members of the Financial Industry Regulatory Authority who make a market in the Common Stock selected from time to time by the Corporation for that purpose. In addition, for purposes of this definition, a “Trading Day” shall mean, if the Common Stock is listed on any national securities exchange, a business day during which such exchange was open for trading and at least one trade of Common Stock was effected on such exchange on such business day, or, if the Common Stock is not listed on any national securities exchange but is traded in the over-the-counter market, a business day during which the over-the-counter market was open for trading and at least one “eligible dealer” quoted both a bid and asked price for the Common Stock. An “eligible dealer” for any day shall include any broker-dealer who quoted both a bid and asked price for such day, but shall not include any broker-dealer who quoted only a bid or only an asked price for such day.

(ii)               In the event the Corporation’s Common Stock is not publicly traded, the Fair Market Value of such Common Stock shall be determined by the Committee in good faith pursuant to the requirements of Treas. Reg. Section 1.409A-1(b)(5)(iv)(B). The Committee shall determine the Fair Market Value of such Common Stock by reference to the most recent valuation performed by an appraiser or appraisers selected by the Corporation. If the most recent valuation performed by an appraiser or appraisers selected by the Corporation is more than twelve (12) months old, then the Committee shall select an appraiser or appraisers to perform an updated valuation. The appraiser or appraisers shall be independent of the Corporation and the Participant (or selling Stockholder as the case may be) and shall have at least 10 years experience in appraising businesses reasonably determined by such appraiser to be providing services in the industry in which the Corporation is engaged. The selection of the appraiser or appraisers by the Committee shall be final and binding on the parties. The Corporation shall pay the fees and expenses of the appraiser or appraisers.

(q)               “Freestanding SAR” shall mean an SAR that is granted independently of any Option.

(r)                 “Good Reason” shall have the “safe-harbor” meaning set forth under Treas. Reg. Section 1.409A-1(n)(2)(ii).

(s)                “Incentive Stock Option” shall mean a stock option satisfying the requirements for tax-favored treatment under Section 422 of the Code and intended by the Committee to be treated as an incentive stock option under Code Section 422.

(t)                 “Non-Qualified Option” shall mean a stock option that does not satisfy the requirements for, or that is not intended to be eligible for, tax-favored treatment under Section 422 of the Code.

(u)               “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option granted pursuant to the provisions of Section VI hereof.

(v)               “Optionee” shall mean a Participant who is granted an Option under the terms of the Plan.

(w)             “Outside Directors” shall mean members of the Board of Directors of the Corporation who are classified as “outside directors” under Section 162(m) of the Code.

(x)               “Parent” shall mean a parent corporation of the Corporation within the meaning of Section 424(e) of the Code. However, a corporation that otherwise qualifies as a Parent will not be so defined if the Plan Award it grants with Common Stock will render the Common Stock not to be Service Recipient Stock (as defined in Section I(f) hereof).

(y)               “Participant” shall mean any Employee or other person participating under the Plan.

(z)                “Performance Share” shall mean a Plan Award granted pursuant to the provisions of Section VIII hereof, which is similar to Restricted Stock, with each such Award being based upon the performance of the Corporation’s Common Stock, or any other factor as determined by the Committee.

(aa)            “Performance Unit” shall mean a Plan Award granted pursuant to the provisions of Section VIII hereof, which is similar to a Restricted Stock Unit, and which Award is based upon any performance factor established by the Committee, as set forth under such Section.

(bb)           “Plan Award” shall mean an Option, Performance Share, Performance Unit, share of Restricted Stock, Restricted Stock Unit, Cash Incentive or Stock Appreciation Right granted pursuant to the terms of the Plan.

(cc)            “Restricted Stock” shall mean a grant of one or more shares of Common Stock subject to certain restrictions as provided under Section VIII hereof.

(dd)          “Restricted Stock Unit” shall mean a right to receive one share of Common Stock at a date, and subject to any and all restrictions, set forth in the related Award Agreement, as provided in Section VIII, hereof.

(ee)            “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(ff)             “Stock Appreciation Right” or “SAR” shall mean a right, granted alone or in connection with a related Option, designated as an SAR, to receive a payment on the day the right is exercised, pursuant to the terms of Section VII hereof. Each SAR shall be denominated in terms of one share of Common Stock.

(gg)           “Subsidiary” shall mean a subsidiary corporation of the Corporation within the meaning of Section 424(f) of the Code. However, a corporation that otherwise qualifies as a Subsidiary will not be so defined if the Plan Award it grants with Common Stock will render the Common Stock not to be Service Recipient Stock (as defined in Section I(h) hereof).

(hh)           “Tandem SAR” shall mean an SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase a share of Common Stock under the related Option (and when a share of Common Stock is purchased under such Option, the Tandem SAR being similarly canceled).

(ii)               “Termination of Consulting Relationship” shall mean the cessation, abridgment or termination of a Consultant’s Consulting Relationship with the Corporation or any Affiliate as a result of (i) the Consultant’s death or Disability or resignation (or, in the case of a director of the Corporation or of any Affiliate of the Corporation, his cessation to serve as such a director), (ii) the cancellation, annulment, expiration, termination or breach of the written consulting contract between the Corporation (or any Affiliate) and the Consultant (or any other entity) giving rise to the Consulting Relationship or (iii) if the written consulting contract is not directly between the Corporation (or any Affiliate) and the Consultant, the Consultant’s termination of service with, or sale of all or substantially all of his equity interest in, the entity that has entered into the written consulting contract with the Corporation or Affiliate.

II.                ADMINISTRATION

(a)                General. The Plan shall be administered by the Committee, which shall have plenary authority to interpret the Plan and to make all determinations specified in or permitted by the Plan or deemed necessary or desirable for its administration or for the conduct of the Committee’s business. All interpretations and determinations of the Committee may be made on an individual or group basis and shall be final, conclusive and binding on all interested parties. Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine the persons to whom Plan Awards shall be granted, the times when such Plan Awards shall be granted, the number of Plan Awards, the purchase price or exercise price of each Plan Award (if applicable), the period(s) during which a Plan Award shall be exercisable (whether in whole or in part), the restrictions to be applicable to Plan Awards and the other terms and provisions thereof (which need not be identical). Also, subject to the express provisions of the Plan, the Committee may establish from time to time such regulations, provisions, proceedings and conditions of awards that, in its sole opinion, may be advisable in the administration of the Plan. The Committee may, in its discretion, but subject to the restrictions set forth under Section 409A of the Code, accelerate the time at which any Plan Award may be exercised, become transferable or nonforfeitable or be earned and settled including, without limitation, (i) in the event of the Participant's death, Disability, or involuntary termination of employment or service (including a voluntary termination of employment or service for Good Reason) or (ii) in connection with a Change in Control of the Corporation (as defined below). In addition, the Committee shall have complete authority to interpret all provisions of this Plan including, without limitation, the discretion to interpret any terms used in the Plan that are not defined herein; to prescribe the form of Award Agreements; to adopt, amend and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee in connection with the administration of this Plan shall be final and conclusive. The members of the Committee shall not be liable for any act done in good faith with respect to this Plan or any Award Agreement or Plan Award. Unless otherwise provided by the By-Laws of the Corporation, by resolution of the Board or applicable law, a majority of the members of the Committee shall constitute a quorum, and acts of the majority of the members present at any meeting at which a quorum is present, and any acts approved in writing by all members of the Committee without a meeting, shall be the acts of the Committee as a whole.

(b)               Delegation of Authority. The Committee may act through subcommittees, in which case the subcommittee shall be subject to and have the authority hereunder applicable to the Committee, and the acts of the subcommittee shall be deemed to be the acts of the Committee hereunder. Additionally, to the extent applicable law so permits, the Committee, in its discretion, may delegate to one or more officers of the Corporation all or part of the Committee's authority and duties with respect to Plan Awards to be granted to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and who are not members of the Board or the Board of Directors of an Affiliate. The Committee may revoke or amend the terms of any delegation at any time but such action shall not invalidate any prior actions of the Committee's delegate or delegates that were consistent with the terms of the Plan and the Committee's prior delegation. Notwithstanding the foregoing, however, if and to the extent deemed necessary by the Board, (a) all Plan Awards granted to any individual who is subject to the reporting and other provisions of Section 16 of the Exchange Act shall be made by a Committee comprised solely of two or more directors, all of whom are "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act, to the extent necessary to exempt the Plan Award from the short-swing profit rules of Section 16(b) of the Exchange Act and (b) all Plan Awards granted to an individual who is, as of the last day of the fiscal year of the Corporation, the chief executive officer, chief financial officer or one of the three highest paid officers of the Corporation (other than the chief executive officer or the chief financial officer), each a “Named Executive Officer” shall be made by a Committee comprised solely of two or more directors, all of whom are Outside Directors, to the extent necessary to preserve any deduction under Section 162(m) of the Code. However, (a) any Plan Awards granted to any individual who is subject to the reporting and other provisions of Section 16 of the Exchange Act shall not fail to be valid if made other than by a committee comprised solely of two or more directors, all of whom are “non-employee directors” within the meaning of Rule 16(b)-3 under the Exchange Act, and (b) any Plan Awards granted to an individual who is a Named Executive Officer shall not fail to be valid if made other than by a committee comprised solely of two or more directors, all of whom are Outside Directors. A Plan Award granted to an individual who is a member of the Committee may be approved by the Committee in accordance with the applicable Committee charters then in effect and other applicable law except that the Committee member must abstain from any action with respect to the Committee member's own Plan Awards.

(c)                Indemnification of the Committee. The Corporation shall bear all expenses of administering this Plan. The Corporation shall indemnify and hold harmless each person who is or shall have been a member of the Committee acting as administrator of the Plan, or any delegate of such, against and from any cost, liability, loss or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any action, claim, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or not taken under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Corporation's approval, or paid by such person in satisfaction of any judgment in any such action, suit or proceeding against such person, provided he or she shall give the Corporation an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. Notwithstanding the foregoing, the Corporation shall not indemnify and hold harmless any such person if applicable law or the Corporation's Articles of Incorporation or By-Laws, as each may be amended from time to time, prohibit such indemnification. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Corporation's Certificate of Incorporation or By-Laws, as a matter of law or otherwise, or under any other power that the Corporation may have to indemnify such person or hold him or her harmless. The provisions of the foregoing indemnity shall survive indefinitely the term of this Plan.

III.             SHARES AVAILABLE

Subject to the adjustments provided in Section X of the Plan, the aggregate number of shares of the Common Stock that may be granted for all purposes under the Plan shall be 2,000,000 shares. Shares of Common Stock underlying awards of securities (derivative or not) and shares of Common Stock awarded hereunder (whether or not on a restricted basis) shall be counted against the limitation set forth in the immediately preceding sentence and may be reused to the extent that the related Plan Award to any individual is settled in cash, expires, is terminated unexercised, or is forfeited. To the extent that a Stock Appreciation Right related to an Option is exercised, such Option shall be deemed to have been exercised and vice versa. Common Stock granted to satisfy Plan Awards under the Plan may be authorized and unissued shares of the Common Stock, issued shares of such Common Stock held in the Corporation’s treasury or shares of Common Stock acquired on the open market.

IV.             ELIGIBILITY

Any Employee of the Corporation or an Affiliate (including an entity that becomes an Affiliate after the adoption of this Plan), a Consultant, a member of the Board or the board of directors of an Affiliate (including an entity that becomes an Affiliate after the adoption of the Plan) (whether or not such Board or board of directors member is an employee), any Consultant or person who provides services to the Corporation or an Affiliate (including an entity that becomes an Affiliate after the adoption of the Plan) and any entity that is a wholly-owned alter ego of such employee, member of the Board or board of directors of an Affiliate or other person who provides services is eligible to participate in this Plan if the Committee, in its sole discretion, determines that such person or entity has contributed significantly or can be expected to contribute significantly to the profits or growth of the Corporation or any Affiliate or if it is otherwise in the best interest of the Corporation or any Affiliate for such person or entity to participate in this Plan. With respect to any Board member who is (i) designated or nominated to serve as a Board member by a stockholder of the Corporation and (ii) an employee of such stockholder of the Corporation, then, at the irrevocable election of the employing stockholder, the person or entity who shall be eligible to participate in this Plan on behalf of the service of the respective Board member shall be the employing stockholder (or one of its Affiliates). To the extent such election is made, the respective Board member shall have no rights hereunder as a Participant with respect to such Board member's participation in this Plan. A Plan Award may be granted to a person or entity who has been offered employment or service by the Corporation or an Affiliate and who would otherwise qualify as eligible to receive the Plan Award to the extent that person or entity commences employment or service with the Corporation or an Affiliate, provided that such person or entity may not receive any payment or exercise any right relating to the Plan Award, and the grant of the Plan Award will be contingent, until such person or entity has commenced employment or service with the Corporation or an Affiliate. Where appropriate under the Plan, directors and other service providers who are not Employees shall be referred to as “employees” and their service as directors or other service providers as “employment.”

V.                PROCEDURES FOR EXERCISE OF OPTION, ETC.

The authority of the Committee shall include, without limitation, the following:

(a)                Procedures for Exercise of Option. The establishment of procedures for an Optionee (i) to exercise an Option by payment of cash, (ii) to have withheld from the total number of shares of Common Stock to be acquired upon the exercise of an Option that number of shares having a Fair Market Value, which, together with such cash as shall be paid in respect of fractional shares, shall equal the Option exercise price of the total number of shares of Common Stock to be acquired and (iii) to exercise all or a portion of an Option by delivering that number of shares of Common Stock already owned by him having a Fair Market Value that shall equal the Option exercise price for the portion exercised and, in cases where an Option is not exercised in its entirety, and subject to the requirements of the Code, to permit the Optionee to deliver the shares of Common Stock thus acquired by him in payment of shares of Common Stock to be received pursuant to the exercise of additional portions of such Option, the effect of which shall be that an Optionee can utilize in sequence such newly acquired shares of Common Stock in payment of the exercise price of the entire Option, together with such cash as shall be paid in respect of fractional shares. The Committee may, in its sole discretion, require that an exercise described under any one or more of the methods described under clause (iii) of the immediately preceding sentence (to the extent such exercise is, or is deemed to constitute, an exercise effected by the tendering of Common Stock) be consummated with Common Stock (i) held by the Optionee for at least six (6) months or (ii) acquired by the Optionee other than under the Plan or a similar program.

(b)               Withholding. The establishment of a procedure whereby a number of shares of Common Stock or other securities may be withheld from the total number of shares of Common Stock or other securities to be issued upon exercise, vesting or payment upon an Option, Stock Appreciation Right or other grant or Plan Award, as applicable, or for the tender of shares of Common Stock owned by any Participant to meet the minimum statutory required obligations for withholding of taxes by the Company or any Affiliate. The Committee may, in its sole discretion, require that, if any such withholding is effected by the tendering of Common Stock, such withholding shall be consummated with Common Stock (i) held by the Optionee for at least six months or (ii) acquired by the Optionee other than under the Plan or a similar program.

VI.             STOCK OPTIONS

The Committee shall have the authority, in its discretion, to grant Incentive Stock Options or to grant Non-Qualified Stock Options or to grant both types of Options. Notwithstanding anything contained herein to the contrary, an Incentive Stock Option may be granted only to common law employees of the Corporation or of any Affiliate now existing or hereafter formed or acquired, and not to any director or officer who is not also such a common law employee. In order for an Option grant to satisfy the “performance-based compensation” exemption to the deduction limitation under Code Section 162(m), the maximum number of shares of Common Stock subject to Options that may be granted to any single Executive during any one calendar year, beginning with the year grants under the Plan first become subject to such deduction limitations, is 1,000,000. The terms and conditions of the Options shall be determined from time to time by the Committee; provided, however, that the Options granted under the Plan shall be subject to the following:

(a)                Exercise Price. The Committee shall establish the exercise price at the time any Option is granted at such amount as the Committee shall determine; provided, however, that the exercise price for each share of Common Stock purchasable under any Option that is intended to satisfy the performance-based compensation exemption to the deduction limitation under Section 162(m) of the Code, any Incentive Stock Option granted hereunder or any Option intended to satisfy the requirements of Treas. Reg. Section 1.409A-1(b)(5)(i)(A) shall at all times be not less than such amount as the Committee shall, in its best judgment, determine to be one hundred percent (100%) of the Fair Market Value per share of Common Stock at the date the Option is granted; and provided, further, that in the case of an Incentive Stock Option granted to a person who, at the time such Incentive Stock Option is granted, owns (or, pursuant to Section 422(b)(6) of the Code and the regulations promulgated thereunder, is deemed to own) shares of stock of the Corporation or of any Affiliate that possess more than ten percent (10%) of the total combined voting power of all classes of shares of stock of the Corporation or of any Affiliate, the exercise price for each share of Common Stock shall be such amount as the Committee, in its best judgment, shall determine to be not less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock at the date the Option is granted. The exercise price will be subject to adjustment in accordance with the provisions of Section IX of the Plan.

(b)               Payment of Exercise Price. The exercise price per share of Common Stock with respect to each Option shall be payable at the time the Option is exercised. Such price shall be payable in cash or pursuant to any of the other methods set forth in Section V(a) hereof, as determined by the Committee. Shares of Common Stock delivered to the Corporation in payment of the exercise price shall be valued at the Fair Market Value of the Common Stock on the date preceding the date of the exercise of the Option.

(c)                Exercisability of Options. Except as provided in Section VI(e) hereof, each Option shall be exercisable in whole or in installments, and at such time(s), and subject to the fulfillment of any conditions on, and to any limitations on, exercisability as may be determined by the Committee at the time of the grant of such Options. The right to purchase shares of Common Stock shall be cumulative so that when the right to purchase any shares of Common Stock has accrued such shares of Common Stock or any part thereof may be purchased at any time thereafter until the expiration or termination of the Option.

(d)               Expiration of Options. No Incentive Stock Option by its terms shall be exercisable after the expiration of ten (10) years from the date of grant of the Option; provided, however, in the case of an Incentive Stock Option granted to a person who, at the time such Option is granted, owns (or, pursuant to Section 422(b)(6) of the Code and the regulations promulgated thereunder, is deemed to own) shares of stock of the Corporation or of any Affiliate possessing more than ten percent (10%) of the total combined voting power of all classes of shares of stock of the Corporation or of any Affiliate, such Option shall not be exercisable after the expiration of five (5) years from the date such Option is granted.

(e)                Exercise Upon Optionee’s Termination of Employment or Termination of Consulting Relationship. Except as otherwise may be determined by the Committee and included within a particular Plan Award, if the employment of an Optionee by the Corporation or by any Affiliate is terminated for any reason, any Option granted to such Optionee may not be exercised later than three (3) months after the date of such termination of employment. For purposes of determining whether any Optionee has incurred a termination of employment (or a Termination of Consulting Relationship), an Optionee who is both an employee (or a Consultant) and a director of the Corporation and/or any Affiliate shall (with respect to any Non-Qualified Option that may have been granted to him) be considered to have incurred a termination of employment (or a Termination of Consulting Relationship) only upon his termination of service both as an employee (or as a Consultant) and as a director. Notwithstanding the foregoing, except as otherwise may be determined by the Committee and included within a particular Plan Award, (i) if an Optionee’s employment (or Consulting Relationship) is terminated by the Corporation or by any Affiliate for Cause or (ii) if an Optionee voluntarily terminates his employment other than for Good Reason or Disability (or incurs a voluntary Termination of Consulting Relationship other than for Disability), regardless of whether such Optionee continues to serve as a director of the Corporation or of any Affiliate, then the Optionee shall, at the time of such termination of employment (or Termination of Consulting Relationship), forfeit his rights to exercise any and all of the outstanding Option(s) theretofore granted to him.

(f)                Maximum Amount of Incentive Stock Options. Each Plan Award under which Incentive Stock Options are granted shall provide that to the extent the sum of (i) the Fair Market Value of the shares of Common Stock (determined as of the time of the grant of the Option) subject to such Incentive Stock Option plus (ii) the fair market values (determined as of the date(s) of grant of the option(s)) of all other shares of Common Stock subject to incentive stock options granted to an Optionee by the Corporation or any Affiliate, which are exercisable for the first time by any person during any calendar year, exceed(s) one hundred thousand dollars ($100,000), such excess shares of Common Stock shall not be deemed to be purchasable pursuant to Incentive Stock Options. The terms of the immediately preceding sentence shall be applied by taking all options, whether or not granted under the Plan, into account in the order in which they are granted.

VII.          STOCK APPRECIATION RIGHTS

(a)                Tandem Stock Appreciation Rights. The Committee shall have the authority to grant Stock Appreciation Rights in tandem with an Option at the time of grant of the Option. Each such Stock Appreciation Right shall be subject to the same terms and conditions as the related Option, if any, and shall be exercisable only at such times and to such extent as the related Option is exercisable; provided, however, that a Stock Appreciation Right may be exercised only when the Fair Market Value of the Common Stock exceeds the exercise price of the related Option. A Stock Appreciation Right shall entitle the Optionee to surrender to the Corporation unexercised the related Option, or any portion thereof, and, except as provided below, to receive from the Corporation in exchange therefor that number of shares of Common Stock equal in value to the excess of the Fair Market Value of one (1) share of the Common Stock of the Corporation on the day preceding the surrender of such Option over the exercise price per share of Common Stock multiplied by the number of shares of Common Stock provided for under the Option, or portion thereof, which is surrendered; provided, however, that no fractional shares of Common Stock shall be issued by reason thereof (cash being delivered to the Participant in lieu of such fractional shares). The number of shares of Common Stock that may be received pursuant to the exercise of a Stock Appreciation Right may not exceed the number of shares of Common Stock provided for under the Option, or portion thereof, which is surrendered. The Committee shall have the right, in its sole discretion, to require a Participant to receive cash in whole or in part in settlement of the Stock Appreciation Right. Within thirty (30) days following the receipt by the Committee of a request to receive cash in whole or in part in settlement of a Stock Appreciation Right, the Committee shall, in its sole discretion, either consent to or disapprove, in whole or in part, such a request. A request to receive cash in whole or in part in settlement of a Stock Appreciation Right may provide that, to the extent that the Committee shall disapprove such request, such request shall be deemed to be an exercise of such Stock Appreciation Right for shares of Common Stock. Each Tandem SAR shall comply with the requirements of Treas. Reg. Section 1.409A-1(b)(5)(i)(B).

(b)               Freestanding Stock Appreciation Rights. The Committee also shall have the authority to grant Stock Appreciation Rights unrelated to any Option that may be granted hereunder. Each such Freestanding SAR shall be subject to the terms and conditions as determined by the Committee. Freestanding SARs shall entitle the Participant to surrender to the Corporation a portion or all of such rights and, except as provided below, to receive from the Corporation in exchange therefor that number of shares of Common Stock (or cash, as provided below) equal in value to the excess of the Fair Market Value of one share of the Common Stock of the Corporation on the day preceding the surrender of such Rights over the Fair Market Value per share of Common Stock (determined as of the date the Stock Appreciation Right was granted) multiplied by the number of Stock Appreciation Rights which are surrendered; provided, however, that no fractional shares of Common Stock shall be issued by reason thereof (cash being delivered to the Participant in lieu of such fractional shares). The Committee shall have the right, in its sole discretion, to require a Participant to receive cash in whole or in part in settlement of a Stock Appreciation Right. Within thirty (30) days following the receipt by the Committee of a request to receive cash in whole or in part in settlement of a Stock Appreciation Right, the Committee shall, in its sole discretion, either consent to or disapprove, in whole or in part, such a request. A request to receive cash in whole or in part in settlement of a Stock Appreciation Right may provide that, to the extent that the Committee shall disapprove such request, such request shall be deemed to be an exercise of such Stock Appreciation Right for shares of Common Stock. Each Freestanding SAR shall comply with the requirements of Treas. Reg. Section 1.409A-1(b)(5)(i)(B).

(c)                Exercise of Stock Appreciation Rights. The exercisability of a Plan Award granted under Section VII(b) shall be determined as set forth in any agreement executed by the Corporation and such Participant hereunder. For purposes of determining whether a Participant has incurred a termination of employment or a Termination of Consulting Relationship (in the context of determining the non-forfeitability of his Stock Appreciation Rights), a Participant who is both an employee (or a Consultant) and a director of the Corporation and/or any Affiliate shall be considered to have incurred a termination of employment (or a Termination of Consulting Relationship) only upon his termination of service both as an employee (or as a Consultant) and as a director. Except as otherwise may be provided in, and only with respect to, a particular Plan Award, if the Participant ceases to be an employee (or a Consultant) of the Corporation or of any Affiliate for Cause or terminates his employment other than for Disability or Good Reason (or incurs a voluntary Termination of Consulting Relationship other than for Disability) without the written consent of the Committee (regardless of whether such Participant continues to serve as a director of the Corporation or of any Affiliate), all Plan Awards granted under Section VII(b) shall be immediately forfeited.

(d)               Limitation on Number of Stock Appreciation Rights. In order for a grant of Stock Appreciation Rights to satisfy the “performance-based compensation” exemption under Code Section 162(m), the maximum number of Stock Appreciation Rights that may be granted to any Executive during one calendar year, beginning with the year grants under the Plan first become subject to such deduction limitations, is 200,000.

VIII.       PERFORMANCE SHARES, RESTRICTED STOCK, RESTRICTED STOCK UNITS, PERFORMANCE UNITS AND CASH INCENTIVES

The Committee shall have the authority to grant Cash Incentives, Performance Shares, Restricted Stock, Restricted Stock Units or Performance Units either separately or in combination with other Plan Awards. The terms and conditions of Cash Incentives, Performance Shares, Restricted Stock, Restricted Stock Units or Performance Units shall be determined from time to time by the Committee, without limitation, except as otherwise provided in the Plan, provided, that in order for a grant of Cash Incentives, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares to satisfy the “performance-based compensation” exemption under Code Section 162(m), beginning with the year the deduction limitations under such Code Section first become applicable to grants of Plan Awards under the Plan, (i) the maximum dollar value of shares of Restricted Stock or Performance Shares that may be granted to any single Executive during any one calendar year is $10,000,000.00 (ii) the maximum dollar value of Restricted Stock Units or Performance Units that may be granted to any single Executive during any one calendar year is $10,000,000.00 and (iii) the maximum dollar amount of Cash Incentives that may be paid to any single Executive during any one calendar year is $10,000,000.00. Furthermore:

(a)                Services Rendered. Each such Plan Award shall be granted for services rendered; provided, however, that, with regard to Common Stock-based Plan Awards, the value of the services performed must equal or exceed the par value of such shares of Common Stock to be granted to the Participant.

(b)               Duration of Performance or Restricted Period; Satisfaction of Conditions. The duration of the performance or restricted period and the condition or conditions upon which (i) such restrictions will lapse (and upon which the restricted period will end), (ii) the performance goals will be deemed to have been satisfied and (iii) such Plan Awards will be paid or distributed shall, except as otherwise provided herein, be determined by the Committee at the time each such grant is made and will be set forth under the subject Award Agreement. More than one grant may be outstanding at any one time, and performance or restricted periods may be of different lengths.

(c)                Restricted Stock. Shares of Common Stock granted in the form of Restricted Stock shall be registered in the name of the Participant and, together with a stock power endorsed in blank, deposited with the Corporation at the time the Plan Award is granted. With respect to such Restricted Stock, the Participant shall generally have the rights and privileges of a stockholder of the Corporation as to such shares, including the right to vote such Restricted Stock that is voting stock, except that the following restrictions shall apply: (i) the Participant shall not be entitled to delivery of a certificate until the expiration or termination of the restricted period, (ii) none of the shares of Restricted Stock may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the restricted period and (iii) all of the shares of Restricted Stock shall be forfeited by the Participant without further obligation on the part of the Corporation as set forth in Section VIII(j) hereof. Cash and stock dividends with respect to the Restricted Stock will be withheld by the Corporation for the Participant’s account, and interest may be paid on the amount of cash dividends withheld at a rate and subject to such terms as may be determined by the Corporation. All cash or stock dividends so withheld by the Corporation shall initially be subject to forfeiture, but shall become non-forfeitable and payable at the same times, and at the same rate, as determined with respect to the lapse of restrictions on the underlying Restricted Stock. Upon the forfeiture of any shares of Restricted Stock, such forfeited shares of Common Stock (and any dividends set aside thereon) shall be transferred to the Corporation without further action by the Participant. Upon the expiration or termination of the restricted period, the restrictions imposed on the appropriate shares of Restricted Stock shall lapse and a stock certificate for the number of shares of Restricted Stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, except any that may be imposed by law or by any applicable stockholders’ agreement or any other agreement, to the Participant. A Participant who files an election with the Internal Revenue Service to include the fair market value of any Restricted Stock in gross income while they are still subject to restrictions shall promptly furnish the Corporation with a copy of such election together with the amount of any federal, state, local or other taxes that may be required to be withheld to enable the Corporation to claim an income tax deduction with respect to such election.

(d)               Restricted Stock Units. The Committee may grant one or more Restricted Stock Units to a Participant. Such Restricted Stock Units shall vest pursuant to the vesting schedule set forth in the related Award Agreement and the shares of Common Stock underlying vested Restricted Stock Units will be distributed to the Participant on the date(s), or upon the event(s), set forth in the related Award Agreement in the amount of one share of Common Stock for each vested Restricted Stock Unit. At the time of distribution, a stock certificate for such number of shares of Common Stock shall be delivered, free of all restrictions, except any that may be imposed (i) under the Award Agreement, (ii) by law, (iii) by any applicable stockholders’ agreement or (iv) by any other agreement, to the Participant.

(e)                Performance Shares / Performance Units. For purposes of this Article VIII, Performance Shares and Performance Units shall be substantially identical to shares of Restricted Stock and Restricted Stock Units, respectively, except that the vesting of such Performance Shares and Performance Units will be based solely upon the attainment of one or more performance targets, as further described below.

(f)                Cash Incentives. The Committee may grant Cash Incentive awards to one or more Participants, which provide that the recipients will receive cash payments (of either a fixed dollar amount or an amount determined by formula) at a specified time in the future based upon the attainment of one or more annual or multi-year performance goals, as further described below. Except as may be provided in an Award Agreement with respect to a particular Participant, any Cash Incentives earned during a performance period shall be paid in cash within 2 ½ months after the end of the performance period to which such Plan Award relates.

(g)               Performance Goal(s). In order to satisfy the requirements of Section 162(m) of the Code (to the extent such requirements are applicable), the performance goal(s) to be used for purposes of grants to Executives (the attainment of the performance target(s) referenced in Section VIII(h) related to such performance goal(s) determining the number of Performance Shares, Performance Units, Restricted Stock Units or shares of Restricted Stock that become vested under the Plan or the amount of Cash Incentives) shall be based on factors similar to those set forth in Appendix “A” hereto, unless and until the Committee proposes for stockholder vote a change in such general performance measures.

(h)               Performance Targets. At the time of each grant, the Committee shall establish (subject to the provisions of Section VIII(g) hereof) specific performance targets (to be satisfied during the performance period) and/or periods of service to which the vesting of Performance Shares, Performance Units, Restricted Stock Units, Restricted Stock and/or Cash Incentives shall be conditioned. The Committee may also establish a relationship between performance targets and the number of Performance Shares, Performance Units, Restricted Stock Units, shares of Restricted Stock or amount of Cash Incentives which shall be earned. The Committee also may establish a relationship between performance results other than the targets and the number of Performance Shares, Restricted Stock Units, Restricted Stock Units, shares of Restricted Stock, the number or value of Performance Units and the amount of Cash Incentives, if any, which shall be earned. The Committee shall determine the measures of performance to be used in determining the extent to which Cash Incentives are earned or to which restrictions on shares of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units shall lapse. Performance measures and targets may vary among grants, but once established for a grant may not be modified with respect to that grant except as provided in Section IX and provided that the Committee may, in its sole discretion, make such adjustments as it may deem necessary or advisable in the event of material changes in the criteria used for establishing performance targets which would result in the dilution or enlargement of a Participant’s award outside the goals intended by the Committee at the time of the grant of the Plan Award. The performance targets must be established in writing (i) at the time of the grant of the Plan Award or (ii) no later than the earlier of (x) 90 days after the beginning of the performance period to which they relate or (y) before the lapse of 25% of the performance period to which they related. Whether or not the performance targets are attained must be uncertain at the time that they are established and whether or not the performance targets are achieved must be able to be determined by an unrelated third party with knowledge of the relevant facts.

(i)                 Dividend or Interest Equivalents for Restricted Stock Units and Performance Units. The Committee may provide that amounts equivalent to dividends or interest shall be payable with respect to Restricted Stock Units or Performance Units held in the Participant’s performance account. Such amounts shall be credited to the performance account, and shall be payable to the Participant in cash or in Common Stock, as set forth under the terms of the subject Plan Award, at such time as the Restricted Stock Units or Performance Units are earned. The Committee further may provide that amounts equivalent to interest or dividends held in the performance accounts shall be credited to such accounts on a periodic or other basis.

(j)                 Termination of Employment. If the Participant (i) voluntarily ceases to be an employee of the Corporation, or of any Affiliate (or incurs a voluntary Termination of Consulting Relationship) for Good Reason or with the written consent of the Committee, (ii) dies or suffers a Disability or (iii) suffers an involuntary termination of his employment (or incurs an involuntary Termination of Consulting Relationship) with the Corporation or with any Affiliate for reasons other than Cause, the Plan Award earned (or which becomes vested and nonforfeitable) under this Section with respect to any outstanding Cash Incentives, Performance Shares, Restricted Stock, Restricted Stock Units, Performance Units or interest or dividend equivalents shall be determined as otherwise provided herein or in any agreement executed by such Participant hereunder. For purposes of the immediately preceding sentence, any Participant who is both an employee (or a Consultant) and a director of the Corporation and/or any Affiliate will be considered to have incurred a termination of employment (or a Termination of Consulting Relationship) only upon his termination of service both as an employee (or as a Consultant) and as a director. Except as otherwise may be provided in, and only with respect to, a particular Plan Award, if the Participant ceases to be an employee (or a Consultant) of the Corporation or of any Affiliate for any reason, regardless of whether such Participant continues to serve as a director of the Corporation or of any Affiliate, all Plan Awards granted under this Section VIII and subject to restrictions shall be immediately forfeited. In such case, the Corporation shall have the right to complete the blank stock power with respect to Restricted Stock and Performance Shares and transfer the same to the Corporation’s treasury.

IX.             ADJUSTMENT OF SHARES; MERGER OR CONSOLIDATION, ETC. OF THE CORPORATION

(a)                Recapitalization, Etc. In the event there is any change in the outstanding Common Stock of the Corporation by reason of any reorganization, recapitalization, reincorporation, stock split, stock dividend, combination of shares or otherwise, there shall be substituted for or added to each share of Common Stock theretofore appropriated or thereafter subject, or which may become subject, to any Option, Stock Appreciation Right, grant of Restricted Stock, Restricted Stock Unit, Performance Share or Performance Unit award, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged, or to which each such share shall be entitled, as the case may be, and the per share price thereof also shall be appropriately adjusted. Notwithstanding the foregoing, (i) each such adjustment shall comply with the requirements of Treas. Reg. Section 1.409A-1(b)(5)(v), (ii) each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code and (iii) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder to be other than an incentive stock option for purposes of Section 422 of the Code.

(b)               Merger, Consolidation or Change in Control of the Corporation.

Upon:

(i)                 the merger or consolidation of the Corporation with or into another corporation (pursuant to which the stockholders of the Corporation immediately prior to such merger or consolidation will not, as of the date of such merger or consolidation, own a beneficial interest in shares of voting securities of the corporation surviving such merger or consolidation having at least a majority of the combined voting power of such corporation’s then outstanding securities), if the agreement of merger or consolidation does not provide for:

(1)               the continuance of the Options, Stock Appreciation Rights, Restricted Stock Units, Performance Units, shares of Restricted Stock, Performance Shares and/or Cash Incentives granted hereunder, or

(2)               the substitution of new cash incentives, options, stock appreciation rights, restricted stock units, performance units, shares of restricted stock and/or performance shares for Cash Incentives, Options, Stock Appreciation Rights, Restricted Stock Units, Performance Units, shares of Restricted Stock or Performance Shares granted hereunder, or for the assumption of the same by the surviving corporation,

(ii)               the dissolution, liquidation, or sale of all or substantially all the assets of the Corporation to a person who is not an “Affiliate or Associate” (as defined below) of (A) the Corporation or (B) a direct or indirect owner of a majority of the voting power of the Corporation’s then outstanding voting securities (such sale of assets being referred to as an “Asset Sale”), or

(iii)             the Change in Control of the Corporation, if, after such Change in Control of the Corporation, this Plan (or another plan of the Corporation or of a successor to the Corporation) does not provide for (1) the continuance of the Cash Incentives, Options, Stock Appreciation Rights, Restricted Stock Units, Performance Units, shares of Restricted Stock and/or Performance Shares granted hereunder or (2) the substitution of new cash incentives, options, stock appreciation rights, restricted stock units, shares of restricted stock, performance units or performance shares for Cash Incentives, Options, Stock Appreciation Rights, Restricted Stock Units, shares of Restricted Stock, Performance Shares or Performance Units granted hereunder, or for the assumption of the same by the surviving corporation, then the holder of any such Option or Stock Appreciation Right theretofore granted and still outstanding (and not otherwise expired) shall have the right immediately prior to the effective date of such merger, consolidation, dissolution, liquidation, Asset Sale or Change in Control of the Corporation to exercise such Option(s) or Stock Appreciation Right(s) in whole or in part without regard to any installment provision that may have been made part of the terms and conditions of such Option(s) or Stock Appreciation Right(s), and all restrictions regarding transferability and forfeiture on shares of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units shall be removed immediately prior to the effective date of such merger, consolidation, dissolution, liquidation, Asset Sale or Change in Control of the Corporation and the outstanding amount of Cash Incentives, to the extent vested and earned, shall immediately be paid to the Participant; provided that all conditions precedent to the exercise of such Option(s) or Stock Appreciation Right(s), the transferability of such shares of Restricted Stock or Performance Shares and the vesting of Restricted Stock Units and Performance Units, other than the passage of time, have occurred.

The Corporation, to the extent practicable, shall give advance notice to affected Optionees and holders of Stock Appreciation Rights, Restricted Stock Units, shares of Restricted Stock, Performance Shares and Performance Units of such merger, consolidation, dissolution, liquidation, Asset Sale or Change in Control of the Corporation. Unless otherwise provided in the subject Award Agreement or merger, consolidation or Asset Sale agreement, all such Options and Stock Appreciation Rights which are not so exercised shall be forfeited as of the effective time of such merger, consolidation, dissolution, liquidation or Asset Sale (but not in the case of a Change in Control of the Corporation). In the event the Corporation becomes a subsidiary of another corporation (the “New Parent Corporation”) with respect to which the stockholders of the Corporation (as determined immediately before such transaction) own, immediately after such transaction, a beneficial interest in shares of voting securities of the New Parent Corporation having at least a majority of the combined voting power of such New Parent Corporation’s then outstanding securities, there shall be substituted for Cash Incentives, Options, Stock Appreciation Rights, Restricted Stock Units, shares of Restricted Stock Performance Shares and Performance Units granted hereunder, (i) cash incentives and (ii) options to purchase, stock appreciation rights issued with respect to, restricted stock units (and performance units) related to and restricted shares of common stock (and performance shares) shares of the New Parent Corporation. The substitution described in the immediately preceding sentence shall be effected in a manner such that any option granted by the New Parent Corporation (i) shall comply with Treas. Reg. Section 1.409A-1(b)(5)(v) and (ii) which is intended to replace an Incentive Stock Option granted hereunder shall satisfy the requirements of Section 422 of the Code.

(c)                Effect of Merger or Consolidation on Performance-Based Plan Awards. Etc. As of the effective date of any merger, consolidation, dissolution, liquidation or Asset Sale described in subsection (b), above, no Participant shall earn any additional performance-based Plan Award or dividend or interest equivalent under the Plan. Furthermore, if the value of any such Plan Award cannot be determined as of such date because such Plan Award is conditioned upon the future financial performance of the Corporation, such Plan Award (including any applicable dividend or interest equivalents) shall, unless otherwise provided in the subject Award Agreement, be prorated based upon the assumption that such performance criteria have been satisfied at the target level. Except as provided in Section IX(b), any Plan Award payable after the date of the merger, consolidation, dissolution, liquidation or Asset Sale shall be paid in cash (unless the appropriate merger, consolidation or Asset Sale agreement provides otherwise) as of the date such Plan Award originally was to have been paid, or as of such earlier date as may be determined by the Corporation or its successor but subject to the provisions of Section 409A of the Code and the regulations promulgated thereunder.

(d)               Definition of Change in Control of the Corporation. As used herein, a “Change in Control of the Corporation” shall be deemed to have occurred if any person (including any individual, firm, partnership or other entity) together with all “Affiliates or Associates” (as such respective terms are defined under Rule 12b-2 of the General Rules and Regulations promulgated under the Exchange Act) of such person (but excluding (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any subsidiary of the Corporation, (ii) a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of the Corporation, (iii) the Corporation or any subsidiary of the Corporation or (iv) only as provided in the immediately following sentence, a Participant together with all Affiliates or Associates of the Participant) who is not a stockholder or an Affiliate or Associate of a stockholder of the Corporation on the date of stockholder approval of the Plan is or becomes the Beneficial Owner (as defined in Rule 13d-3 of the General Rules and Regulations promulgated under the Exchange Act), directly or indirectly, of securities of the Corporation representing more than 50% of the combined voting power of the Corporation’s then outstanding securities. The provisions of clause (iv) of the immediately preceding sentence shall apply only with respect to the Plan Award(s) held by the Participant who, together with his Affiliates or Associates, if any, is or becomes the direct or indirect Beneficial Owner of the percentage of securities set forth in such clause. Notwithstanding the foregoing, with respect to Options, SARs and other Plan Awards subject to the provisions of Code Section 409A, the term “Change in Control of the Corporation” shall have the meaning set forth in the regulations promulgated by the United States Treasury Department under Section 409A of the Code. In no instance shall an initial public offering of the Corporation’s Common Stock be deemed to constitute a Change in Control of the Corporation.

X.                MISCELLANEOUS PROVISIONS

(a)                Administrative Procedures. The Committee may establish any procedures determined by it to be appropriate in discharging its responsibilities under the Plan. All actions and decisions of the Committee shall be final.

(b)               Assignment or Transfer. No grant or award of any Plan Award or any rights or interests therein shall be assignable or transferable by a Participant except by will or the laws of descent and distribution or pursuant to a domestic relations order. During the lifetime of a Participant, Incentive Stock Options granted hereunder shall be exercisable only by the Participant.

(c)                Withholding Taxes. The Corporation (or the appropriate Affiliate) shall have the right to deduct and withhold from all payments hereunder the minimum statutory required federal, state, local or foreign taxes due to be withheld with respect to such payments. In the case of the issuance or distribution of Common Stock or other securities hereunder, either directly or upon the exercise of or payment upon any Plan Award, the Corporation, as a condition of such issuance or distribution, may require the payment (through withholding from the Participant’s salary, reduction of the number of shares of Common Stock or other securities to be issued, or otherwise) of any such taxes. Each Participant may satisfy the withholding obligations by paying to the Corporation (or the appropriate Affiliate) a cash amount equal to the amount required to be withheld or, subject to the Committee’s consent thereto, by tendering to the Corporation (or to the appropriate Affiliate) a number of shares of Common Stock having a value equivalent to such cash amount, or by use of any available procedure approved by the Committee as described under Section V(b) hereof.

(d)               Costs and Expenses. The costs and expenses of administering the Plan shall be borne by the Corporation and shall not be charged against any award or to any employee receiving a Plan Award.

(e)                Funding of Plan. The Plan shall be unfunded. The Corporation and the appropriate Affiliates shall not be required to segregate any of their assets to assure the payment of any Plan Award under the Plan. Neither the Participants nor any other persons shall have any interest in any fund or in any specific asset or assets of the Corporation or any other entity by reason of any Plan Award, except to the extent expressly provided hereunder. The interests of each Participant and former Participant hereunder are unsecured and shall be subject to the general creditors of the Corporation and of the Affiliates.

(f)                Other Incentive Plans. The adoption of the Plan does not preclude the adoption by appropriate means of any other incentive plan for employees.

(g)               Severability. In case any provision of the Plan shall be held illegal or void, such illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein.

(h)               Payments Due Missing Persons. The Corporation shall make a reasonable effort to locate all persons entitled to benefits under the Plan; however, notwithstanding any provisions of the Plan to the contrary, if, after a period of one (1) year from the date such benefits shall be due, any such persons entitled to benefits have not been located, their rights under the Plan shall stand suspended. Before this provision becomes operative, the Corporation shall send a certified letter to all such persons at their last known addresses advising them that their rights under the Plan shall be suspended. Subject to all applicable state laws, any such suspended amounts shall be held by the Corporation for a period of one (1) additional year and thereafter such amounts shall be forfeited and thereafter remain the property of the Corporation.

(i)                 Liability and Indemnification.

(i)                 Neither the Corporation nor any Affiliate shall be responsible in any way for any action or omission of the Committee, or any other fiduciaries in the performance of their duties and obligations as set forth in the Plan. Furthermore, neither the Corporation nor any Affiliate shall be responsible for any act or omission of any of their agents, or with respect to reliance upon advice of their counsel, provided that the Corporation and/or the appropriate Affiliate relied in good faith upon the action of such agent or the advice of such counsel.

(ii)               Neither the Corporation, any Affiliate, the Committee, nor any agents, employees, officers, directors or shareholders of any of them, nor any other person shall have any liability or responsibility with respect to the Plan, except as expressly provided herein.

(j)                 Incapacity. If the Committee shall receive evidence satisfactory to it that a person entitled to receive payment of, or exercise, any Plan Award is, at the time when such benefit becomes payable or exercisable, a minor, or is physically or mentally incompetent to receive such Plan Award and to give a valid release thereof, and that another person or an institution is then maintaining or has custody of such person and that no guardian, committee or other representative of the estate of such person shall have been duly appointed, the Committee may make payment of such Plan Award otherwise payable to such person to (or permit such Plan Award to be exercised by) such other person or institution, including a custodian under a Uniform Gifts to Minors Act or corresponding legislation (who shall be an adult, a guardian of the minor or a trust company), and the release by such other person or institution shall be a valid and complete discharge for the payment or exercise of such Plan Award.

(k)               Cooperation of Parties. All parties to the Plan and any person claiming any interest hereunder agree to perform any and all acts and execute any and all documents and papers which are necessary or desirable for carrying out the Plan or any of its provisions.

(l)                 Governing Law. All questions pertaining to the validity, construction and administration of the Plan shall be determined in accordance with the laws of the State of Nevada without regard to its principles of conflicts of law. In the event that any person is compelled to bring a claim related to this Plan, to interpret or enforce the provisions of the Plan, to recover damages as a result of a breach of the terms of this Plan, or from any other cause (a “Claim”), such Claim must be processed in the manner set forth below:

(i)                 THE SOLE AND EXCLUSIVE METHOD TO RESOLVE ANY CLAIM IS ARBITRATION, AND EACH PARTY WAIVES THE RIGHT TO A JURY TRIAL OR COURT TRIAL. Neither party shall initiate or prosecute any lawsuit in any way related to any Claim covered by the terms of this Plan.

(ii)               The arbitration shall be binding and conducted before a single arbitrator in accordance with the then-current JAMS Arbitration Rules and Procedures for Employment Disputes or the appropriate governing body, as modified by the terms and conditions of this paragraph. Venue for any arbitration pursuant to this Plan will lie in Houston, Texas. The arbitrator will be selected by mutual agreement of the parties or, if the parties cannot agree, then by striking from a list of arbitrators supplied by JAMS or the appropriate governing body. The parties to the arbitration shall each pay an equal amount of the arbitrator’s fees and arbitration costs (recognizing that each side bears the cost of its own deposition(s), witness, expert and attorneys’ fees and other expenses as and to the same extent as if the matter were being heard in a court of law). Upon the conclusion of the arbitration hearing, the arbitrator shall issue a written opinion revealing, however briefly, the essential findings and conclusions upon which the arbitrator’s award is based. The award of the arbitrator shall be final and binding. Judgment upon any award may be entered in any court having jurisdiction thereof.

(m)             Nonguarantee of Employment or Consulting Relationship. Nothing contained in the Plan shall be construed as a contract of employment (or as a consulting contract) between the Corporation (or any Affiliate), and any employee or Participant, as a right of any employee or Participant to be continued in the employ of (or in a Consulting Relationship with) the Corporation (or any Affiliate), or as a limitation on the right of the Corporation or any Affiliate to discharge any of its employees (or Consultants), at any time, with or without cause (but subject to the terms of any applicable employment or consulting agreement).

(n)               Notices. Each notice relating to the Plan shall be in writing and delivered in person, by recognized overnight courier or by certified mail to the proper address. Except as otherwise provided in any Award Agreement with respect to the exercise thereunder, all notices to the Corporation or the Committee shall be addressed to it at 2425 Fountain View Drive, Suite 300, Houston, Texas 77057 Attn: Chief Financial Officer. All notices to Participants, former Participants, beneficiaries or other persons acting for or on behalf of such persons shall be addressed to such person at the last address for such person maintained in the Committee’s records.

(o)               Written Agreements. Each Plan Award shall be evidenced by a signed written agreement between the Corporation and the Participant containing the terms and conditions of the award.

(p)               Section 409A of the Code.

(i)                 This Plan and the related Award Agreements (collectively, for purposes of this Section X(p), the “Plan”) are intended to comply with the requirements of Section 409A of the Code (“Section 409A”). Payments of Non-Qualified Deferred Compensation (as such term is defined under Section 409A and the regulations promulgated thereunder) may only be made under this Plan upon an event and in a manner permitted by Section 409A. Any amounts payable solely on account of an involuntary separation from service of the Participant within the meaning of Section 409A shall be excludible from the requirements of Section 409A, either as involuntary separation pay or as short-term deferral amounts, to the maximum possible extent. For purposes of Section 409A, the right to a series of installment payments under this Plan shall be treated as a right to a series of separate payments.

(ii)               To the extent required by Section 409A, and notwithstanding any other provision of this Plan to the contrary, no payment of Non-Qualified Deferred Compensation will be provided to, or with respect to, the Participant on account of his separation from service until the first to occur of (i) the date of the Participant’s death or (ii) the date that is one day after the six (6) month anniversary of his separation from service, but in either case only if he is a “specified employee” (as defined under Section 409A(a)(2)(B)(i) of the Code and the regulations promulgated thereunder) in the year of his separation from service. Any payment that is delayed pursuant to the provisions of the immediately preceding sentence shall instead be paid in a lump sum promptly following the first to occur of the two dates specified in such immediately preceding sentence.

(iii)             Any payment of Non-Qualified Deferred Compensation made pursuant to a voluntary or involuntary termination of the Participant’s employment with the Corporation shall be withheld until the Participant incurs both (i) a termination of his employment relationship with the Corporation and (ii) a “separation from service” with the Corporation, as such term is defined in Treas. Reg. Section 1.409A-1(h).

(iv)             If a Participant is permitted to elect to defer a Plan Award or any payment under a Plan Award, such election shall be made in accordance with the requirements of Code Section 409A. Each initial deferral election (an "Initial Deferral Election") must be received by the Committee prior to the following dates or will have no effect whatsoever:

(1)               Except as otherwise provided below, by December 31 immediately preceding the year in which the compensation is earned;

(2)               With respect to any annual or long-term incentive pay that qualifies as "performance-based compensation" within the meaning of Code Section 409A, by the date six (6) months prior to the end of the performance measurement period applicable to such incentive pay provided such additional requirements set forth in Code Section 409A are met;

(3)               With respect to "fiscal year compensation" as defined under Code Section 409A, by the last day of the Corporation's fiscal year immediately preceding the year in which the fiscal year compensation is earned; or

(4)               With respect to mid-year Plan Awards or other legally binding rights to a payment of compensation in a subsequent year that is subject to a forfeiture condition requiring the Participant's continued service for a period of at least twelve (12) months, on or before the thirtieth (30th) day following the grant of such Plan Award, provided that the election is made at least twelve (12) months in advance of the earliest date at which the forfeiture condition could lapse.

The Committee may, in its sole discretion, permit Participants to submit additional deferral elections in order to delay, but not to accelerate, a payment, or to change the form of payment of an amount of deferred compensation (a "Subsequent Deferral Election"), if, and only if, the following conditions are satisfied: (i) the Subsequent Deferral Election must not take effect until 12 months after the date on which it is made, (ii) in the case of a payment other than a payment attributable to the Participant's death, disability or an unforeseeable emergency (all within the meaning of Section 409A of the Code) the Subsequent Deferral Election further defers the payment for a period of not less than five years from the date such payment would otherwise have been made and (iii) the Subsequent Deferral Election is received by the Committee at least 12 months prior to the date the payment would otherwise have been made. In addition, Participants may be further permitted to revise the form of payment they have elected, or the number of installments elected, provided that such revisions comply with the requirements of a Subsequent Deferral Election.

(v)               The preceding provisions of this Section X(p) shall not be construed as a guarantee by the Corporation or by any Affiliate of any particular tax effect to the Participant under this Plan. The Corporation and its Affiliates shall not be liable to the Participant for any additional tax, penalty or interest imposed under Section 409A nor for reporting in good faith any payment made under this Plan as an amount includible in gross income under Section 409A.

(q)               Listing, Registration, Etc. All shares of Common Stock issued pursuant to the terms of this Plan will be subject to the requirement that if at any time the Board determines, in its sole discretion, that it is necessary or desirable to list, register or qualify upon any securities exchange or under any state or federal securities or other law or regulation, such shares of Common Stock, or that it is necessary or desirable to obtain the consent or approval of any governmental regulatory body, as a condition to or in connection with the issuance hereunder of Common Stock, the Common Stock may not be issued unless or until the listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Board. The recipient of any shares of Common Stock must supply the Corporation with any certificates, representations and information as the Corporation reasonably requests, and must otherwise cooperate with the Corporation in obtaining or effecting any listing, registration, qualification, consent or approval the Board deems necessary or desirable. If the Corporation, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory requirements to reduce the period during which any shares of Common Stock vest, the Board may, in its sole discretion and without the holders’ consent, reduce that period on not less than 10 days’ written notice to the holders affected. Nothing contained herein will obligate the Corporation to register any shares of Common Stock or other securities under any federal or state securities laws.

(r)                 Golden Parachute Restrictions. Notwithstanding any other provisions of this Plan to the contrary, if the receipt of any payments or benefits under this Plan would subject a Participant to tax under Code Section 4999, the Committee may determine whether some amount of payments or benefits would meet the definition of a "Reduced Amount." If the Committee determines that there is a Reduced Amount, the total payments or benefits to the Participant under all Awards must be reduced to such Reduced Amount, but not below zero. It is the intention of the Corporation and the Participant to reduce the payments under this Plan only if the aggregate Net After Tax Receipts to the Participant would thereby be increased. If the Committee determines that the benefits and payments must be reduced to the Reduced Amount, the Corporation must promptly notify the Participant of that determination, with a copy of the detailed calculations by the Committee. All determinations of the Committee under this Section X(r) are final, conclusive and binding upon the Corporation and the Participant. As result of the uncertainty in the application of Code Section 4999 at the time of the initial determination by the Committee under this X(r), however, it is possible that amounts will have been paid under the Plan to or for the benefit of a Participant that should not have been so paid ("Overpayment") or that additional amounts that have not been paid under the Plan to or for the benefit of a Participant could have been so paid ("Underpayment"), in each case consistent with the calculation of the Reduced Amount. If the Committee, based either upon the assertion of a deficiency by the Internal Revenue Service against the Corporation or the Participant, that the Committee believes has a high probability of success, or controlling precedent or other substantial authority, determines that an Overpayment has been made, any such Overpayment must be treated for all purposes as a loan, to the extent permitted by applicable law, which the Participant must repay to the Corporation together with interest at the applicable federal rate under Code Section 7872(f)(2); provided, however, that no such loan may be deemed to have been made and no amount shall be payable by the Participant to the Corporation if and to the extent such deemed loan and payment would not either reduce the amount on which the Participant is subject to tax under Code Sections 1, 3101 or 4999 or generate a refund of such taxes. If the Committee, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, the Committee must promptly notify the Corporation of the amount of the Underpayment, which then shall be paid promptly to the Participant but no later than the end of the Participant's taxable year next following the Participant's taxable year in which the determination is made that the Underpayment has occurred. For purposes of this Section, (i) "Net After Tax Receipt" means the Present Value of a payment under this Plan net of all taxes imposed on Participant with respect thereto under Code Sections 1, 3101 and 4999, determined by applying the highest marginal rate under Code Section 1 that applies to the Participant's taxable income for the applicable taxable year; (ii) "Present Value" means the value determined in accordance with Code Section 280G(d)(4); and (iii) "Reduced Amount" means the smallest aggregate amount of all payments and benefits under this Plan that (x) is less than the sum of all payments and benefits under this Plan and (y) results in aggregate Net After Tax Receipts that are equal to or greater than the Net After Tax Receipts that would result if the aggregate payments and benefits under this Plan were any other amount less than the sum of all payments and benefits to be made under this Plan.

(s)                Clawback of Payments. Notwithstanding any provision of this Plan to the contrary, each Participant’s benefits awarded or paid hereunder may be subject to recoupment by the Corporation to the extent required under the applicable requirements of Section 304 of the Sarbanes-Oxley Act of 2002 and/or Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, each as in effect from time to time, and any applicable rules and regulations with respect thereto that are promulgated thereunder by the SEC and the exchange(s) and/or other trading facility(ies) on which any class of securities of the Corporation is traded. To the extent these recoupment rules apply to any Participant, but without in any way limiting the generality of the foregoing, the Participant’s Plan Awards shall be subject to recoupment under the Corporation’s clawback policy, if such a policy has been adopted by the Corporation, as in effect from time to time, to the extent provided therein. The Corporation intends, but the Corporation does not and cannot guarantee, that to the extent any payment under this Plan qualifies as non-qualified deferred compensation (as defined under Section 409A of the Code and the regulations promulgated thereunder) any recoupment required under this Section X(s) shall either be exempt from Section 409A of the Code or comply with the applicable requirements of Section 409A of the Code regarding the prohibited acceleration of payments of deferred compensation.

(t)                 Certain Rules of Construction.

(i)                 The headings and subheadings set forth in this Plan are inserted for the convenience of reference only and are to be ignored in any construction of the terms set forth herein.

(ii)               Wherever applicable, the neuter, feminine or masculine pronoun as used herein shall also include the masculine or feminine, as the case may be.

(iii)             The words “hereof,” “herein,” “hereunder” and similar words refer to this Plan as a whole and not to any particular provision of this Plan; and any subsection, Section, Schedule, Appendix or Exhibit references are to this Plan unless otherwise specified.

(iv)             The term “including” is not limiting and means “including without limitation.”

(v)               References in this Plan to any statute or statutory provisions include a reference to such statute or statutory provisions as from time to time amended, modified, reenacted, extended, consolidated or replaced (whether before or after the date of this Plan) and to any subordinate legislation made from time to time under such statute or statutory provision.

(vi)             References to this Plan or to any other document include a reference to this Plan or to such other document as varied, amended, modified, novated or supplemented from time to time.

(vii)           References to “writing” or “written” include any non-transient means of representing or copying words legibly, including by facsimile or electronic mail.

(viii)         References to “$” are to United States Dollars.

(ix)             References to “%” are to percent.

XI.             AMENDMENT OR TERMINATION OF PLAN

The Board of Directors of the Corporation shall have the right to amend, suspend or terminate the Plan at any time, provided that no amendment shall be made that shall increase the total number of shares of the Common Stock of the Corporation that may be issued and sold pursuant to Incentive Stock Options, reduce the minimum exercise price in the case of an Incentive Stock Option or modify the provisions of the Plan relating to eligibility with respect to Incentive Stock Options unless such amendment is made by or with the approval of the stockholders of the Corporation within 12 months of the effective date of such amendment, but only if such approval is required by any applicable provision of law. Furthermore, no amendment to the Plan may change (i) the maximum amount of Plan Awards that may be granted or paid on an annual basis or (ii) the exercise price of any options granted hereunder without the prior approval of the Corporation’s stockholders in the manner required under Section 162(m) of the Code; provided, however, that such stockholder consent is required only during such period that the deduction limitations under Code Section 162(m) apply to Plan Awards granted under the Plan. The Board of Directors of the Corporation shall also be authorized to amend the Plan and the Options granted thereunder to maintain qualification as “incentive stock options” within the meaning of Section 422 of the Code, if applicable. Except as otherwise provided herein, no amendment, suspension or termination of the Plan shall alter or impair any vested Plan Award previously granted under the Plan without the consent of the holder thereof.

XII.          TERM OF PLAN

The Plan shall automatically terminate on the day immediately preceding the tenth (10th) anniversary of the date the Plan was adopted by the Board of Directors of the Corporation, unless sooner terminated by such Board of Directors. No Plan Awards may be granted under the Plan subsequent to the termination of the Plan.

XIII.	EFFECTIVE DATE OF PLAN

The Plan shall become effective on [_____], 2014.

Appendix A

[THE FOLLOWING IS AN EXAMPLE]

[The performance conditions may be stated with respect to (a) net sales; (b) revenue; (c) revenue growth or product revenue growth; (d) operating income (before or after taxes); (e) pre-or after-tax income (before or after allocation of corporate overhead and bonus); (f) net earnings; (g) earnings per share; (h) net income (before or after taxes); (i) return on equity; (j) total shareholder return; (k) return on assets or net assets; (l) appreciation in and/or maintenance of the price of the shares of Common Stock (or any other publicly-traded securities of the Corporation); (m) market share; (n) gross profits; (o) earnings (including earnings before taxes, before interest and taxes or before interest, taxes, depreciation and amortization); (p) economic value-added models or equivalent metrics; (q) comparisons with various stock market indices; (r) reductions in cost; (s) cash flow or cash flow per share (before or after dividends); (t) return on capital (including return on total capital or return on invested capital); (u) cash flow return on investments; (v) improvement in or attainment of expense levels or working capital levels; (w) operating margin, gross margin or cash margin; (x) year-end cash; (y) debt reduction; (z) shareholder equity; (aa) market shares; (bb) regulatory achievements; and (cc) implementation, completion or attainment of measurable objectives with respect to products or projects and recruiting and maintaining personnel. The business criteria above may be related to a specific customer or group of customers or products or geographic region. The form of the performance conditions may be measured on a corporate, Affiliate, product, division, business unit, service line, segment or geographic basis, individually, alternatively or in any combination, subset or component thereof. Performance goals may include one or more of the foregoing business criteria, either individually, alternatively or any combination, subset or component. Performance goals may reflect absolute performance or a relative comparison of the performance to the performance of a peer group or index or other external measure of the selected business criteria. Profits, earnings and revenues used for any performance condition measurement may exclude any extraordinary or non-recurring items. The performance conditions may, but need not, be based upon an increase or positive result under the aforementioned business criteria and could include, for example and not by way of limitation, maintaining the status quo or limiting the economic losses (measured, in each case, by reference to the specific business criteria). The performance conditions may not include solely the mere continued employment of the Participant. However, the Plan Award may become exercisable, nonforfeitable and transferable or earned and payable contingent on the Participant's continued employment or service, and/or employment or service at the time the Plan Award becomes exercisable, nonforfeitable and transferable or earned and payable, in addition to the performance conditions described above. The Committee shall have the sole discretion to select one or more periods of time over which the attainment of one or more of the foregoing performance conditions will be measured for the purpose of determining a Participant's right to, and the settlement of, a Plan Award that will become exercisable, nonforfeitable and transferable or earned and payable based on performance conditions, except that the performance period shall not be less than one year, except in the case of newly-hired or newly-promoted employees and, to the extent permitted by the Committee or set forth in the Award Agreement, in the event of the Participant's death, Disability, retirement or involuntary termination of employment or service during the performance period.]

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